
                    Updated Quarterly Servicer's Certificate

                            West Penn Funding LLC
                $600,000,000 Transition Bonds, Series 1999-A

Pursuant to Section 3.04 of the Servicing Agreement dated as of November 16, 1999
(the "Servicing Agreement") between West Penn Power Company, as Servicer and West
Penn Funding LLC, as Issuer, the Servicer does hereby certify as follows:
Capitalized terms used in the Quarterly Servicer's Certificate (the "Quarterly
Certificate") have their respective meanings as set forth in the Servicing Agreement.
References herein to certain sections and subsections are references to the respective sections of the Servicing Agreement.

  Billing Periods:  November 1999, December 1999, January 2000, February 2000
                      Payment Date:  March 25, 2000
1.Collections Allocable and Aggregate Amounts Available
  for the Current Payment Date:
  i.    Remittances for the November 1999 Collection Period                            $27,978.06
  ii.   Remittances for the December 1999 Collection Period                         $2,530,445.67
  iii.  Remittances for the January 2000 Collection Period                          $7,272,280.68
  iv.   Remittances for the February 2000 Collection Period                *       $11,074,579.14
  v.    Net Earnings on General Subaccount                                             $45,840.12
  vi.   Net Earnings on Capital Subaccount                                             $45,296.21
  vii.  Net Earnings on Overcollateralization Subaccount                                    $0.00
  viii. Net Earnings on Reserve Subaccount                                                  $0.00
  ix.   General Subaccount Balance                                                 $20,996,419.88

  x.    Reserve Subaccount Balance                                                         $0.00
  xi.   Overcollateralization Subaccount Balance                                           $0.00
  xii.  Capital Subaccount Balance                                                 $3,000,000.00
  xiii. Collection Account Balance                                                $23,996,419.88

2.Outstanding Principal Balance and Collection Account
  Balance as of Prior Payment Date:
  i.    Class A-1 Principal Balance                                                $74,000,000.00
  ii.   Class A-2 Principal Balance                                               $172,000,000.00
  iii.  Class A-3 Principal Balance                                               $198,000,000.00
  iv.   Class A-4 Principal Balance                                               $156,000,000.00
  ix.   Transition Bond Principal Balance                                         $600,000,000.00

  x.    Reserve Subaccount Balance                                                          $0.00
  xi.   Overcollateralization Subaccount Balance                                            $0.00
  xii.  Capital Subaccount Balance                                                  $3,000,000.00

3.Required Funding/Payments as of Current Payment Date:
  i.    Projected Class A-1 Bond Balance                                           $63,866,685.60
  ii.   Projected Class A-2 Bond Balance                                          $172,000,000.00
  iii.  Projected Class A-3 Bond Balance                                          $198,000,000.00
  iv.   Projected Class A-4 Bond Balance                                          $156,000,000.00
  ix.   Projected Transition Bond Balance                                         $589,866,685.60

      * Includes additional remittance of $2,530,445.67.

                                    Page 1 of 3


  x.    Required Class A-1 Coupon (6.32% per annum rate)                            $1,701,835.56
  xi.   Required Class A-2 Coupon (6.63% per annum rate)                            $4,149,643.33
  xii.  Required Class A-3 Coupon (6.81% per annum rate)                            $4,906,605.00
  xiii. Required Class A-4 Coupon (6.98% per annum rate)                            $3,962,313.33
  xvii. Required Overcollateralization Funding                                         $88,235.29
  xix.  Required Capital Subaccount Funding                                                 $0.00

4.Allocation of Remittances as of Current Payment Date
  Pursuant to 8.02d of the Indenture:
  i.    Cumulative Monthly Administration Fee during Relevant Quarter                  $20,000.00
  ii.   Bond Trustee Fees and Expenses                                    **                $0.00
  iii.  Independent Managers Fee                                                          $300.00
  iv.   Servicing Fee                                                                 $312,500.00
  v.    Operating Expenses (subject to $100,000 cap)                                    $2,312.06
  vi.   Quarterly Interest                                                         $14,720,397.22
        1.Class A-1 Bond Coupon Payment                                             $1,701,835.56
        2.Class A-2 Bond Coupon Payment                                             $4,149,643.33
        3.Class A-3 Bond Coupon Payment                                             $4,906,605.00
        4.Class A-4 Bond Coupon Payment                                             $3,962,313.33
  vii.  Principal Due and Payable                                             $                            -
  viii. Scheduled Quarterly Principal                                               $8,628,410.10
        1.Class A-1 Bond Principal Payment                                          $8,628,410.10
        2.Class A-2 Bond Principal Payment                                                  $0.00
        3.Class A-3 Bond Principal Payment                                                  $0.00
        4.Class A-4 Bond Principal Payment                                                  $0.00
  ix.   Operating Expenses (in excess of $100,000)                                          $0.00
  x.    Funding of Capital Subaccount (to required level)                                   $0.00
  xi.   Funding of Overcollateralization Subaccount (to required level)                     $0.00
  xii.  Net Earnings on Capital Subaccount Released to Issuer                               $0.00
  xiii. Deposits to Reserve Subaccount                                                      $0.00
  xiv.  Released to Issuer upon Series Retirement:  Collection Account                      $0.00

5.Outstanding Principal Balance and Collection Account
  Balance as of Current Payment Date:
  (after giving effect to payments to be made on such payment date):
  i.    Class A-1 Principal Balance                                                $65,371,589.90
  ii.   Class A-2 Principal Balance                                               $172,000,000.00
  iii.  Class A-3 Principal Balance                                               $198,000,000.00
  iv.   Class A-4 Principal Balance                                               $156,000,000.00
  ix.   Transition Bond Principal Balance                                         $591,371,589.90

  **1 Year Bond Trustee Fees and Expenses paid in advance at closing.

                                    Page 2 of 3


  x.    Reserve Subaccount Balance                                                          $0.00
  xi.   Overcollateralization Subaccount Balance                                            $0.00
  xii.  Capital Subaccount Balance                                       ***          $312,500.50

6.Subaccount Draws as of Current Payment Date (if applicable, pursuant to Section 8.02d of the Indenture):
  i.    Reserve Subaccount                                                                  $0.00
  ii.   Overcollateralization Subaccount                                                    $0.00
  iii.  Capital Subaccount                                                          $2,687,499.50
  iv.   Total Draws                                                                 $2,687,499.50

7.Shortfalls In Interest and Principal Payments as of Current
  Payment Date:
  i.    Quarterly Interest                                                                  $0.00
        1.Class A-1 Bond Coupon Payment                                                     $0.00
        2.Class A-2 Bond Coupon Payment                                                     $0.00
        3.Class A-3 Bond Coupon Payment                                                     $0.00
        4.Class A-4 Bond Coupon Payment                                                     $0.00
  ii.   Quarterly Principal                                                         $1,504,904.30
        1.Class A-1 Bond Principal Payment                                          $1,504,904.30
        2.Class A-2 Bond Principal Payment                                                  $0.00
        3.Class A-3 Bond Principal Payment                                                  $0.00
        4.Class A-4 Bond Principal Payment                                                  $0.00

8.Shortfalls in Required Subaccount Levels as of Current
  Payment Date:
  i.    Overcollateralization Subaccount                                               $88,235.29
  ii.   Capital Subaccount                                                          $2,687,499.50

      *** Servicer's fee amount inadvertantly withheld twice.
          It will be distributed to bondholders next quarter.


IN WITNESS HEREOF, the undersigned has duly executed and delivered this Quarterly Servicer's Bond this 21st day of March, 2000.

West Penn Power Company, as Servicer

by:  ______________________by:  _______________________
        M. P. Morrell              R. F. Binder
        Vice President             Treasurer